Exhibit 23.4

Rule 438 Consent

In accordance with Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named as a prospective director of InterXion Holding N.V. (“InterXion”) in the registration statement on Form F-1 filed by InterXion with the Securities and Exchange Commission on or about January 11, 2011.

/s/ Jean F.H.P. Mandeville
Name:	Jean F.H.P. Mandeville
Date:	January 8, 2011